Exhibit 99.1
Sound Financial Bancorp, Inc. Announces Annual Shareholders Meeting Date
SEATTLE, Washington, February 12, 2026 — Sound Financial Bancorp, Inc. (NASDAQ: SFBC) (the “Company”) announced today that the Company’s annual meeting of shareholders will be held on Tuesday, May 26, 2026. The record date for shareholders entitled to vote at the annual meeting will be March 31, 2026.
About the Company
Sound Financial Bancorp, Inc., a bank holding company, is the parent company of Sound Community Bank, and is headquartered in Seattle, Washington with full-service branches in Seattle, Tacoma, Mountlake Terrace, Sequim, Port Angeles, Port Ludlow and University Place. Sound Community Bank is a Fannie Mae Approved Lender and Seller/Servicer with one Loan Production Office located in the Madison Park neighborhood of Seattle, Washington. For more information, please visit www.soundcb.com.

For additional information contact:
Laurie Stewart, CEO
206.436.1495

Wes Ochs, President/CFO
206.436.8587